EXHIBIT 77Q1(E)(1) - First Amendment to Amended and Restated Investment Advisory Agreement between Phoenix Strategic Equity Series Fund and Phoenix Investment Counsel, Inc., dated July 29, 2005, filed herewith.

EXHIBIT 77Q1(E)(2) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Bennett Lawrence Management, LLC on behalf of Phoenix Dynamic Growth Fund, dated July 29, 2005, filed herewith.

EXHIBIT 77Q1(E)(3) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and CastleArk Management LLC on behalf of Phoenix
Fundamental Growth Fund, dated July 29, 2005, filed herewith.


                         FIRST AMENDMENT
                     TO AMENDED AND RESTATED
                  INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT effective as of the 29th day of July, 2005 amends that certain Amended and Restated Investment Advisory Agreement dated as of November 20, 2002 (the "Agreement") by and between Phoenix Strategic Equity Series Fund, a Delaware statutory trust (the "Trust") and Phoenix Investment Counsel, Inc., a Massachusetts corporation (the "Adviser") as follows:

1.	The Phoenix Fundamental Growth Fund and Phoenix Dynamic
Growth Fund will each become a series of the Trust.

2.	The name of the series Phoenix-Seneca Growth Fund will
become Phoenix Large-Cap Growth Fund and the name of the series Phoenix-Seneca Strategic Theme Fund will become
Phoenix Strategic Growth Fund.

3.	Schedule A to the Agreement is hereby deleted in its
entirety and Schedule A attached hereto substituted in its place.

4.	Except as expressly amended hereby, all provisions of the
Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

5.	This Amendment shall become effective on the date first
accepted by the Adviser which date is set forth on the signature page hereof.

6.	This Amendment may be executed in one or more counterparts,
each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.

PHOENIX INVESTMENT COUNSEL, INC.

By: 	.s. John H. Beers
Name:	John H. Beers
Title:   Vice President and Clerk

PHOENIX STRATEGIC EQUITY SERIES FUND

By: 	/s/ Francis G. Waltman
Name:	Francis G. Waltman
Title:    Senior Vice President


SCHEDULE A

SERIES                                     INVESTMENT ADVISORY FEE

Phoenix Dynamic Growth Fund                    0.80%
Phoenix Fundamental Growth Fund                0.80%


                                $1ST      $1 + BILLION   $2+ BILLION
                               BILLION     THROUGH $2
                                           BILLION

Phoenix Large-Cap Growth Fund   0.70%       0.65%         0.60%
Phoenix Strategic Growth Fund   0.75%       0.70%          0.65%



The parties to this Agreement hereby acknowledge the following fund name changes: Phoenix Large-Cap Growth Fund f/k/a Phoenix-Seneca Growth Fund f/k/a Phoenix-Seneca Equity Opportunities Fund f/k/a Phoenix Equity Opportunities Fund and Phoenix Strategic Growth Fund f/k/a
Phoenix-Seneca Strategic Theme Fund f/k/a Phoenix Strategic Theme Fund.




                    PHOENIX STRATEGIC EQUITY SERIES FUND
                       Phoenix Dynamic Growth Fund

                          SUBADVISORY AGREEMENT

                                                          July 29, 2005


Bennett Lawrence Management, LLC
757 Third Avenue, 19th Floor
New York, NY  10017

RE:	Subadvisory Agreement

Ladies and Gentlemen:

Phoenix Strategic Equity Series Fund (the "Fund") is a diversified open-end investment company of the series type registered under the Investment Company Act of 1940 (the "Act"), and is subject to the rules and regulations promulgated thereunder. The shares of the Fund are offered or may be offered in several series (collectively sometimes hereafter referred to as the "Series'), including the Phoenix Dynamic Growth Fund (the "Designated Series").

Phoenix Investment Counsel, Inc. (the "Adviser") evaluates and recommends series advisers for the Series and is responsible for the day-to-day management of the Series.

  1.	Employment as a Subadviser.  The Adviser, being duly
authorized, hereby employs Bennett Lawrence Management, LLC (the "Subadviser") as a discretionary series adviser to invest and reinvest the assets of the Designated Series on the terms and conditions set forth herein. The services of the Subadviser hereunder are not to be deemed exclusive; the Subadviser may render services to others and engage in other activities that do not interfere in any material manner with the Subadviser's performance hereunder.

  2.	Acceptance of Employment; Standard of Performance.  The
Subadviser accepts its employment as a discretionary
Designated Series adviser of the Designated Series and agrees to use its best professional judgment to make investment decisions for the Designated Series in accordance with the provisions of this Agreement and as set forth in Schedule D attached hereto and made a part hereof.

  3.	Services of Subadviser.  In providing management services
to the Designated Series, the Subadviser shall be subject to the investment objectives, policies and restrictions of the Fund as they apply to the Designated Series and as set forth in the Fund's then current prospectus ("Prospectus") and statement of additional information ("Statement of Additional Information") filed with the Securities and Exchange
Commission ("SEC") as part of the Fund's Registration
Statement, as may be periodically amended and provided to the Subadviser by the Adviser (the "Objectives and Policies"), and to the investment restrictions set forth in the Act and the Rules thereunder, to the supervision and control of the Trustees of the Fund (the "Trustees"), and to written instructions from the Adviser. The Subadviser shall not, without the Fund's prior approval, effect any transactions that would cause the Designated Series at the time of the transaction to be out of compliance with any of such restrictions or policies.

  4.	Transaction Procedures.  All Designated Series transactions
for the Designated Series shall be consummated by payment to, or delivery by, the Custodian(s) from time to time designated by the Fund (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the Designated Series. The Subadviser shall not have possession or custody of such cash and/or securities or any responsibility or liability with respect to such custody. The Subadviser shall advise the Custodian and confirm in writing to the Fund all investment orders for the Designated Series placed by it with brokers and dealers at the time and in the manner set forth in Schedule A hereto (as amended from time to time). The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Subadviser. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and upon giving proper instructions to the Custodian, the Subadviser shall have no responsibility or liability with respect to custodial arrangements or the act, omissions or other conduct of the Custodian.

	The Fund may make, or cause to be made, additions to or withdrawals from the assets of the Designated Series at such times and in such amounts as the Fund shall determine and as Fund directs the Custodian. The Fund shall notify Subadviser promptly in writing of any such additions or withdrawals.

  5.	Allocation of Brokerage.  The Subadviser shall have
authority and discretion to select brokers and dealers to execute Designated Series transactions initiated by the Subadviser, and to select the markets on or in which the transactions will be executed.

A.	In placing orders for the sale and purchase of Designated
Series securities for the Fund, the Subadviser's primary responsibility shall be to seek the best execution of orders at the most favorable prices. However, this responsibility shall not obligate the Subadviser to solicit competitive bids for each transaction or to seek the lowest available commission cost to the Fund, so long as the Subadviser reasonably believes that the broker or dealer selected by it can be expected to obtain "best execution" on the particular transaction and determines in good faith that the commission cost is reasonable in relation to the value of the brokerage and research services (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by such broker or dealer to the Subadviser, viewed in terms of either that particular transaction or of the Subadviser's overall responsibilities with respect to its clients, including the Fund, as to which the Subadviser exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction as well as other permissible factors discussed in Subadviser's current Form ADV Part II.

B.	The Subadviser shall not execute any transactions for the
Designated Series with a broker or dealer that is an "affiliated person" (as defined in the Act) of the Fund, the Subadviser or the Adviser without the prior written approval of the Fund. The Fund will provide the Subadviser with a list of brokers and dealers that are "affiliated persons" of the Fund or Adviser and will promptly inform the Subadviser of any subsequent changes.

  6.	Proxies.  The Subadviser shall review all proxy
solicitation materials and be responsible for voting and handling all proxies in relation to the Designated Series. Unless the Adviser or the Fund gives the Subadviser written instructions to the contrary, the Subadviser will, in compliance with the proxy voting procedures of the Designated Series then in effect, vote or abstain from voting, all proxies solicited by or with respect to the issuers of securities in which assets of the Designated Series may be invested. The Adviser shall cause the Custodian to forward promptly to the Subadviser all proxies upon receipt, so as to afford the Subadviser a reasonable amount of time in which to determine how to vote such proxies. The Subadviser agrees to provide the Adviser in a timely manner with a record of votes cast containing all of the voting information required by Form N-PX in an electronic format to enable the Designated Series to file Form N-PX as required by Rule 30b1-4 under the Act.

  7.	Prohibited Conduct.  In providing the services described in
this Agreement, the Subadviser will not consult with any other investment advisory firm that the Subadviser knows provides investment advisory services to any investment company sponsored by Phoenix Investment Partners, Ltd.
regarding transactions for the Fund in securities or other assets. In addition, the Subadviser shall not, without the prior written consent of the Fund and the Adviser, delegate any obligations assumed pursuant to this Agreement to any affiliated or unaffiliated third party.

  8.	Information and Reports.

A.	The Subadviser shall keep the Fund and the Adviser
informed of developments relating to its duties as
subadviser of which the Subadviser has, or should have,
knowledge that would materially affect the Designated
Series.  In this regard, the Subadviser shall provide the
Fund and the Adviser with such periodic reports
concerning the obligations the Subadviser has assumed
under this Agreement as the Fund and the Adviser may from
time to time reasonably request.    In addition, prior to
each meeting of the Trustees, the Subadviser shall provide the Adviser and the Trustees with reports regarding the Subadviser's management of the Designated
Series during the most recently completed quarter which reports: (i) shall include Subadviser's representation that its performance of its investment management duties hereunder is in compliance with the Objectives and Policies, the Act and applicable rules and regulations under the Act, and the diversification and minimum "good income" requirements of Subchapter M under the Internal
Revenue Code of 1986, as amended, and (ii) otherwise shall be in such form as may be mutually agreed upon by the Subadviser and the Adviser.

B.	Each of the Adviser and the Subadviser shall provide the
other party with a list, to the best of the Adviser's or the Subadviser's respective knowledge, of each affiliated person (and any affiliated person of such an affiliated person) of the Adviser or the Subadviser, as the case may be, and each of the Adviser and the Subadviser agrees promptly to update such list whenever the Adviser or the Subadviser becomes aware of any changes that should be added to or deleted from the list of affiliated persons.

C.	The Subadviser shall also provide the Adviser with any
information reasonably requested regarding its management of the Designated Series required for any shareholder report, amended registration statement, or Prospectus supplement to be filed by the Fund with the SEC.

  9.	Fees for Services.  The compensation of the Subadviser for
its services under this Agreement shall be calculated and paid by the Adviser in accordance with the attached Schedule
C.  Pursuant to the Investment Advisory Agreement between the
Fund and the Adviser, the Adviser is solely responsible for the payment of fees to the Subadviser.

10.	Limitation of Liability.  The Subadviser shall not be liable for any action taken, omitted or suffered to be taken by it in its best professional judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with specific directions and instructions from the Fund, provided, however, that such acts or omissions shall not have constituted a breach of the Objectives and Policies and that such acts or omissions shall not have resulted from the Subadviser's willful misfeasance, bad faith or gross negligence, a violation of the standard of care established by and applicable to the Subadviser in its actions under this Agreement or a breach of its duty or of its obligations hereunder (provided, however, that the foregoing shall not be construed to protect the Subadviser from liability under the Act).

11.	Confidentiality.  Subject to the duty of the Subadviser or
the Fund to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential, and the Adviser shall instruct the Custodian to treat as confidential, all information pertaining to the Designated
Series and the actions of the Subadviser and the Fund in respect thereof, including all information relating to the investment and reinvestment of the assets of the Designated Series, the purchase of securities therefor, and the sale of securities therefrom, subject to such exceptions as Fund, the Adviser and the Subadviser shall together agree upon in writing.

12.	Assignment.  This Agreement shall terminate automatically in the event of its assignment, as that term is defined in
Section 2(a)(4) of the Act. The Subadviser shall notify the Fund in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Fund to consider whether an assignment as defined in Section 2(a)(4) of the Act will occur, and to take the steps necessary to enter into a new contract with the Subadviser.

13.	Representations, Warranties and Agreements to the Subadviser.
The Subadviser represents, warrants and agrees that:

A.	It is registered as an "Investment Adviser" under the
Investment Advisers Act of 1940 ("Advisers Act").

B.	It will maintain, keep current and preserve on behalf of
the Fund, in the manner required or permitted by the Advisers Act and the Rules thereunder, the records identified in Schedule B (as Schedule B may be amended from time to time). The Subadviser agrees that such records are the property of the Fund, and will be surrendered to the Fund or to the Adviser as agent of the Fund promptly upon request of either.

C.	It shall maintain a written code of ethics (the "Code of
Ethics") complying with the requirements of Rules 204A-1 under the Advisers Act and Rule 17j-1 under the Act and shall provide the Fund and the Adviser with a copy of the Code of Ethics and evidence of its adoption. It shall institute procedures reasonably necessary to prevent
Access Persons (as defined in Rules 204A-1 and 17j-1) from violating its Code of Ethics. The Subadviser acknowledges receipt of the written Code of Ethics adopted by and on behalf of the Fund. Within forty-five
(45) days of the end of the last calendar quarter of each calendar year while this Agreement is in effect, a duly authorized compliance officer of the Subadviser shall certify to the Fund and to Adviser that the Subadviser has complied with the requirements of Rules 204A-1 and 17j-1 during the previous calendar quarter and that there has been no violation of its Code of Ethics, or if such a violation has occurred, that appropriate action was taken in response to such violation.

	Annually, the Subadviser shall furnish a written report which complies with the requirements of Rule 17j-1 concerning the Subadviser's Code of Ethics to the Fund and the Adviser.

D.	It has adopted and implemented, and throughout the term
of this Agreement shall maintain in effect and implement, policies and procedures reasonably designed to prevent, detect and correct violations by the Subadviser and its supervised persons, and, to the extent the activities of the Subadviser in respect to the Fund could affect the Fund, by the Fund, of "federal securities laws" (as defined in Rule 38a-1 under the Act), and that the Subadviser has provided the Fund with true and complete copies of its policies and procedures (or summaries thereof) and related information requested by the Fund.
The Subadviser agrees to cooperate with periodic reviews by the Fund's compliance personnel of the Subadviser's policies and procedures, their operation and implementation and other compliance matters and to provide to the Fund from time to time such additional information and certifications in respect of the Subadviser's policies and procedures, compliance by the Subadviser with federal securities laws and related matters and the Fund's compliance personnel may reasonably request. The Subadviser agrees to promptly notify the Adviser of any material compliance violations which affect the Designated Series.

E.	Reference is hereby made to the Declaration of Trust
dated July 7, 2000 establishing the Fund, a copy of which has been filed with the Secretary of the State of Delaware and elsewhere as required by law, and to any and all amendments thereto so filed with the Secretary of the State of Delaware and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The name "Phoenix Strategic Equity Series Fund" refers to the Trustees under said Declaration of Trust, as Trustees and not personally, and no Trustee, shareholder, officer, agent or employee of the Fund shall be held to any personal liability in connection with the affairs of the Fund; only the trust estate under said Declaration of Trust is liable. Without limiting the generality of the foregoing, neither the Subadviser nor any of its officers, directors, partners, shareholders or employees shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any shareholder, Trustee, officer, agent or employee of the Fund or of any successor of the Fund, whether such liability now exists or is hereafter incurred for claims against the trust estate.

14.	Amendment.  This Agreement may be amended at any time, but
only by written agreement among the Subadviser, the Adviser and the Fund, which amendment, other than amendments to Schedules A, B and D is subject to the approval of the Trustees and the Shareholders of the Fund as and to the extent required by the Act.

15.	Effective Date; Term.  This Agreement shall become effective on the date set forth on the first page of this Agreement, and shall continue until December 31, 2006. The Agreement shall continue from year to year thereafter only so long as it continuance has been specifically approved at least annually by the Trustees in accordance with Section 15(a) of the Act, and by the majority vote of the disinterested
Trustees in accordance with the requirements of Section 15(c) thereof.

16.	Termination.  This Agreement may be terminated by any party, without penalty, immediately upon written notice to the other parties in the event of a breach of any provision thereof by a party so notified, or otherwise upon thirty (30) days' written notice to the other parties, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the other parties as they existed on the effective date of termination.

17.	Applicable Law.  To the extent that state law is not
preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of New York.

18.	Severability.  If any term or condition of this Agreement
shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

19.	Certifications.  The Subadviser hereby warrants and
represents that it will provide the requisite certifications requested by the chief executive officer and chief financial officer of the Fund necessary for those named officers to fulfill their reporting and certification obligations on Form N-CSR as required under the Sarbanes-Oxley Act of 2002 in the form presented in Schedule E attached hereto and made a part hereof.

20.	Indemnification.  The Adviser agrees to indemnify and hold
harmless the Subadviser and the Subadviser's directors, officers, employees and agents from and against any and all losses, liabilities, claims, damages, and expenses whatsoever, including reasonable attorneys' fees
(collectively, "Losses"), arising out of or relating to (i) any breach by the Adviser of any provision of this Agreement;
(ii) the negligence, willful misconduct, bad faith, or breach of fiduciary duty of the Adviser; (iii) any violation by the Adviser of any law or regulation relating to its activities under this Agreement; and (iv) any dispute between the Adviser and any Fund shareholder, except to the extent that such Losses result from the gross negligence, willful misconduct, bad faith, or breach of fiduciary duty of the Subadviser.

21.	Representations, Warranties and Agreements of the Adviser.
The Adviser represents, warrants and agrees that:

A.	It is registered as an "Investment Adviser" under Advisers Act.

B.	It has been duly authorized by the Trustees and, to the
extent required by the Act, by the Shareholders of the Fund to delegate to the Subadviser the provision of investment services to the Designated Series as contemplated hereby.

C.	Neither the execution and delivery nor the performance of
this Agreement by the Adviser conflicts with or violates the governing instrument(s) of the Adviser or any agreement to which the Adviser is a party and does not require the consent, approval or authorization of any other person.

D.	It will immediately notify the Subadviser of the
occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Act or otherwise.

E.	It has provided the Subadviser with a current copy of
Part II of the Adviser's Form ADV, which as of the date of this Agreement is the brochure it is required to provide clients under Securities Exchange Commission Rule
204-3, and shall promptly furnish a copy of all amendments thereto to the Subadviser.

F.	So long as this Agreement is in effect, the Subadviser
shall be the sole sub-investment manager with respect to the Designated Series.

G.	The Adviser, on its own behalf and on behalf of the
Trustees and the Fund, acknowledges 48 hours' prior receipt of Part II of Subadviser's current Form ADV and Subadviser's Privacy Notice under Regulation S-P.

22.	Other Clients.  The Adviser, on its own behalf and on behalf of the Trustees and the Fund, acknowledges that Subadviser acts as investment adviser to other clients and may give advice, and take action, with respect to any of those clients that may differ from the action taken to the Designated
Series. It is understood that Subadviser and its principals may trade for their proprietary accounts in the same securities about which Subadviser advises the Fund from time to time, subject to compliance with all applicable laws and regulations. It is understood and agreed that Subadviser shall have no obligation to purchase or sell for the Designated Series any security which Subadviser or its principals may sell their own accounts or for the account of another client, if in the opinion of Subadviser such transaction or investment appears unsuitable, impractical or undesirable for the Designated Series. To the extent permitted by law, the Fund authorizes Subadviser from time to time to bunch or aggregate any of its brokerage orders with orders of its other clients and, as a result, Subadviser may obtain the benefit of potentially better execution. In such event, allocation of securities purchased or sold, as well as expenses incurred in the transaction, shall be made in a manner which Subadviser considers to be the most equitable.

23.	Notices.  Any notice or other communication required or
intended to be given pursuant to this Agreement shall be deemed duly given if delivered personally or by overnight delivery service or mailed by certified or registered mail, return receipt requested and postage prepaid, or sent by facsimile or e-mail addressed to the parties at their respective addresses set forth below, or at such other address as shall be designated by any party in a written notice to the other party.

If to the Adviser, to:	Phoenix Investment Counsel, Inc.
	56 Prospect Street
	Hartford, CT  06115
	Attn:  John H. Beers, Vice President and
Clerk
	Telephone:  (860) 403-5050
	Facsimile:  (860) 403-7251
	E-Mail:  john.beers@phoenixwm.com

If to the Subadviser, to:	Bennett Lawrence Management, LLC
	757 Third Avenue, 19th Floor
	New York, NY  10017
	Attn:  Jane H. Fisher, Member, Operations
Director
	Telephone:  (212) 508-6408
	Facsimile:  (212) 593-9647
	E-Mail:  jfisher@bennettlawrence.com


[Signature page follows]


PHOENIX STRATEGIC EQUITY SERIES FUND

By:	/s/ George R. Aylward
	Name:  George R. Aylward
	Title:  Executive Vice President


PHOENIX INVESTMENT COUNSEL, INC.

By:	/s/ John H. Beers
	Name:  John H. Beers
	Title:  Vice President and Clerk


BENNETT LAWRENCE MANAGEMENT, LLC

By:	/s/ Van Schreiber
	Name:  Van Schreiber
	Title:  Managing Member

SCHEDULES:	A.	Operational Procedures
	B.	Record Keeping Requirements
	C.	Fee Schedule
	D.	Subadviser Functions
	E.	Form of Sub-Certification




SCHEDULE A
OPERATIONAL PROCEDURES

In order to minimize operational problems, it will be necessary for a flow of information to be supplied by the Subadviser to State Street Bank and Trust Company (the "Custodian"), and PFPC,
Inc. (the "Sub-Accounting Agent") for the Fund.

The Subadviser must furnish the Custodian and the Sub-Accounting Agent with daily information as to executed trades, or, if no trades are executed, with a report to that effect, no later than 5 p.m. (Eastern Standard time) each day the Fund is open for business. The necessary information may be sent electronically or via facsimile machine to the Custodian and the Sub-Accounting Agent. Information provided to the Custodian and Sub-Accounting Agent shall include the following:

	  1.	Purchase or sale;
	  2.	Security name;
	  3.	CUSIP number (if applicable);
	  4.	Number of shares and sales price per share;
	  5.	Executing broker;
	  6.	Settlement agent;
	  7.	Trade date;
	  8.	Settlement date;
	  9.	Aggregate commission or if a net trade;
	10.	Interest purchased or sold from interest bearing
security;
	11.	Other fees;
	12.	Net proceeds of the transaction;
	13.	Exchange where trade was executed; and
	14.	Identified tax lot (if applicable).

When opening accounts with brokers for, and in the name of, the Fund, the account must be a cash account. No margin accounts are to be maintained in the name of the Fund. Delivery instructions are as specified by the Custodian. The Custodian will supply the Subadviser daily with a cash availability report via access to the Custodian website, or by email or by facsimile and the Sub-Accounting Agent will provide a five day cash projection. This will normally be done electronically or via facsimile machine so that the Subadviser will know the amount available for investment purposes.



SCHEDULE B
RECORDS TO BE MAINTAINED BY THE SUBADVISER

  1.	(Rule 31a-1(b)(5))  A record of each brokerage order, and
all other portfolio purchases and sales, given by the Subadviser on behalf of the Designated Series for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

A.	The name of the broker;
B.	The terms and conditions of the order and of any
modifications or cancellation thereof;
C.	The time of entry or cancellation;
D.	The price at which executed;
E.	The time of receipt of a report of execution; and
F.	The name of the person who placed the order on behalf of
the Fund.

  2.	(Rule 31a-1(b)(9))  A record for each fiscal quarter,
completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of Designated Series securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

A.	Shall include the consideration given to:

(i)	The sale of shares of the Fund by brokers or
dealers.
(ii)	The supplying of services or benefits by brokers or
dealers to:
(a)	The Fund,
(b)	The Adviser,
(c)	The Subadviser, and
(d)	Any person other than the foregoing.
(iii)	Any other consideration other than the technical
qualifications of the brokers and dealers as such.

B.	Shall show the nature of the services or benefits made
available.
C.	Shall describe in detail the application of any general
or specific formula or other determinant used in arriving
at such allocation of purchase and sale orders and such
division of brokerage commissions or other compensation.
D.	Shall show the name of the person responsible for making
the determination of such allocation and such division of brokerage commissions or other compensation.

3.	(Rule 31a-(b)(10))  A records in the form of an appropriate
memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where a committee or group makes an authorization, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization. *

4.	(Rule 31a-1(f))  Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Investment
Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Subadviser's transactions for the Designated Series.

 - - - - - - -
* Such information might include: current financial information, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation; i.e., buy, sell hold) or any internal reports or subadviser review.




SCHEDULE C
SUBADVISORY FEE

	For services provided to the Fund, the Adviser will pay to the Subadviser, on or before the 10th day of each month, a fee, payable in arrears, at the annual rate stated below. The fees shall be prorated for any month during which this Agreement is in effect for only a portion of the month. In computing the fee to be paid to the Subadviser, the net asset value of the Fund and each Designated Series shall be valued as set forth in the then current registration statement of the Fund.

	Phoenix Dynamic Growth Fund		0.40%


	The fee to be paid to the Subadviser is to be calculated based on the average daily net assets of the Phoenix Dynamic
Growth Fund for the respective month.


SCHEDULE D
SUBADVISER FUNCTIONS

	With respect to managing the investment and reinvestment of the Designated Series' assets, the Subadviser shall provide, at its own expense:

(a)	An investment program for the Designated Series consistent
with its investment objectives based upon the development, review and adjustment of buy/sell strategies approved from time to time by the Board of Trustees and Adviser, all as set forth in the Objectives and Policies;

(b)	Implementation of the investment program for the Designated
Series based upon the foregoing criteria;

(c)	Quarterly reports, in form and substance acceptable to the
Adviser, with respect to: (i) compliance with the Code of Ethics; (ii) compliance with procedures adopted from time to time by the Trustees of the Fund relative to securities eligible for resale under Rule 144A under the Securities Act of 1933, as amended; (iii) diversification of Designated
Series assets in accordance with the then prevailing
Objectives and Policies and governing laws; (iv) compliance with governing restrictions relating to the fair valuation of securities for which market quotations are not readily available or considered "illiquid" for the purposes of complying with the Designated Series' limitation on acquisition of illiquid securities included in the Objectives and Policies; (v) any and all other reports reasonably requested in accordance with or described in this Agreement;
and (vi) the implementation of the Designated Series' investment program, including, without limitation, analysis of Designated Series performance;

(d)	Promptly after filing with the Securities and Exchange
Commission an amendment to its Form ADV, a copy of such amendment to the Adviser and the Trustees;

(e)	Attendance by appropriate representatives of the Subadviser
at meetings requested by the Adviser or Trustees at such time(s) and location(s) as reasonably requested by the Adviser or Trustees; and

(f)	Notice to the Trustees and the Adviser of the occurrence of
any event which would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise.



SCHEDULE E
FORM OF SUB-CERTIFICATION

To:
Re:	Form N-CSR Certification for the [Name of Series].
From:	[Name of Subadviser]
Representations in support of Investment Company Act Rule
30b1-5 certifications of Form N-CSR.
	[Name of Series].
In connection with your certification responsibility under
Rule 30b1-5 and Sections 302 and 906 of the Sarbanes-Oxley
Act of 2002, I have reviewed the following information
presented for the period ended [Date of Reporting Period]
(the "Reports") which forms part of the N-CSR for the
Series.
Schedule of Investments (the "Reports")
Our organization has designed, implemented and maintained
internal controls and procedures, designed for the purpose of ensuring the accuracy and completeness of relevant portfolio trade data transmitted to those responsible for the preparation of the Schedule of Investments. As of the date of this certification there have been no material modifications to these internal controls and procedures.
In addition, our organization has:
a.	Designed such internal controls and procedures to ensure
that material information is made known to the appropriate
groups responsible for servicing the above-mentioned mutual
funds.
b.	Evaluated the effectiveness of our internal controls and
procedures, as of a date within 90 days prior to the date
of this certification and we have concluded that such
controls and procedures are effective.
c.	In addition, to the best of my knowledge there has been no
fraud, whether, or not material, that involves our
organization's management or other employees who have a significant role in our organization's control and procedures as they relate to our duties as sub-adviser to
the Series.
I have read the draft of the Reports which I understand to be current as of [Date of Reporting Period] and based on my knowledge, such drafts of the Reports do not, with respect to the Series, contain any untrue statement of a material fact or omit to state a material fact necessary to make the information contained therein, in light of the circumstances under which such information is presented, not misleading with respect to the period covered by such draft Reports.
I have disclosed, based on my most recent evaluation, to the Series' Chief Accounting Officer:
a.	All significant changes, deficiencies and material
weakness, if any, in the design or operation of the
Subadviser's internal controls and procedures which could adversely affect the Adviser's ability to record, process, summarize and report financial data in a timely fashion;
b.	Any fraud, whether or not material, that involves the
Subadviser's management or other employees who have
significant role in the Subadviser's internal controls and procedures for financial reporting.
I certify that to the best of my knowledge:
a.	The Subadviser's portfolio manager have complied with the
restrictions and reporting requirements of the Subadviser's
Code of Ethics (the "Code").
b.	The Subadviser has complied with the Prospectus and
Statement of Additional Information of the Series and the
Policies and Procedures of the Series as adopted by the
Series' Board of Trustees to the extent applicable as
specified in the Acknowledgement dated July 29, 2005.
c.	I have no knowledge of any compliance violations with
respect to the Series except as disclosed in writing to the Phoenix Compliance Department by me or by the Subadviser's compliance administrator.
d.	The Subadviser has complied with the rules and regulations
of the 33 Act and 40 Act, and such other regulations as may apply to the extent those rules and regulations pertain to the responsibilities of the Subadviser with respect to the Series as outlined above.
This certification relates solely to the Series named above and may not be relied upon by any other fund or entity.
The Subadviser does not maintain the official books and records of the above Series. The sub-Subadviser's records are based on its own portfolio management system, a record-keeping system that is not intended to service as the Funds' official accounting system. The Subadviser is not responsible for the preparation of the Reports.


______________________________           __________________________
[Name of Authorized Signature]			Date





                   PHOENIX STRATEGIC EQUITY SERIES FUND
                     Phoenix Fundamental Growth Fund

                         SUBADVISORY AGREEMENT

                                                          July 29, 2005

CastleArk Management LLC
One North Wacker Drive
Chicago, IL 60606

RE:	Subadvisory Agreement

Ladies and Gentlemen:

Phoenix Strategic Equity Series Fund (the "Fund") is a diversified open-end investment company of the series type registered under the Investment Company Act of 1940 (the "Act"), and is subject to the rules and regulations promulgated thereunder. The shares of the Fund are offered or may be offered in several series, including the Phoenix Fundamental Growth Fund (collectively, sometimes hereafter referred to as the "Series").

Phoenix Investment Counsel, Inc. (the "Adviser") evaluates and recommends series advisers for the Series and is responsible for the day-to-day management of the Series.

1.	Employment as a Subadviser.  The Adviser, being duly
authorized, hereby employs CastleArk Management LLC (the "Subadviser") as a discretionary series adviser to invest and reinvest that discrete portion of the assets of the Series designated by the Adviser on the terms and conditions set forth herein. The services of the Subadviser hereunder are not to be deemed exclusive; the Subadviser may render services to others and engage in other activities that do not conflict in any material manner in the Subadviser's performance hereunder.

2.	Acceptance of Employment; Standard of Performance.  The
Subadviser accepts its employment as a discretionary series Adviser of the Series and agrees to use its best professional judgment to make investment decisions for the Series in accordance with the provisions of this Agreement and as set forth in Schedule D attached hereto and made a part hereof.

3.	Services of Subadviser.  In providing management services to the Series, the Subadviser shall be subject to the investment objectives, policies and restrictions of the Fund as they apply to the Series and as set forth in the Fund's then current prospectus ("Prospectus") and statement of additional information ("Statement of Additional Information") filed with the Securities and Exchange Commission (the "SEC") as part of the Fund's Registration Statement, as may be periodically amended and provided to the Subadviser by the Adviser, and to the investment restrictions set forth in the Act and the Rules thereunder, to the supervision and control of the Trustees of the Fund (the "Trustees"), and to instructions from the Adviser. The Subadviser shall not, without the Fund's prior written approval, effect any transactions that would cause the Series at the time of the transaction to be out of compliance with any of such restrictions or policies.

4.	Transaction Procedures.  All series transactions for the
Series shall be consummated by payment to, or delivery by, the Custodian(s) from time to time designated by the Fund
(the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the Series. The Subadviser shall not have possession or custody of such cash and/or securities or any responsibility or liability with respect to such custody. The Subadviser shall advise the Custodian and confirm in writing to the Fund all investment orders for the Series placed by it with brokers and dealers at the time and in the manner set forth in Schedule A hereto (as amended from time to time). The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Subadviser.
The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Subadviser shall have no responsibility or liability with respect to custodial arrangements or the act, omissions or other conduct of the Custodian.

5.	Allocation of Brokerage.  The Subadviser shall have authority and discretion to select brokers and dealers to execute
Series transactions initiated by the Subadviser, and to select the markets on or in which the transactions will be executed.

A.	In placing orders for the sale and purchase of Series
securities for the Fund, the Subadviser's primary responsibility shall be to seek the best execution of orders at the most favorable prices. However, this responsibility shall not obligate the Subadviser to solicit competitive bids for each transaction or to seek the lowest available commission cost to the Fund, so long as the Subadviser reasonably believes that the broker or dealer selected by it can be expected to obtain a "best execution" market price on the particular transaction and determines in good faith that the commission cost is reasonable in relation to the value of the brokerage and research services (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by such broker or dealer to the Subadviser, viewed in terms of either that particular transaction or of the Subadviser's overall responsibilities with respect to its clients, including the Fund, as to which the Subadviser exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

B.	The Subadviser may manage other portfolios and expects
that the Fund and other portfolios it manages will, from time to time, purchase or sell the same securities. The Subadviser may aggregate orders for the purchase or sale of securities on behalf of the Fund with orders on behalf of other portfolios the Subadviser manages. Securities purchased or proceeds of securities sold through aggregated orders shall be allocated to the account of each portfolio managed by the Subadviser that bought or sold such securities at the average execution price. If less than the total of the aggregated orders is executed, purchased securities or proceeds shall generally be allocated pro rata among the participating portfolios in proportion to their planned participation in the aggregated orders. Further, in the event not all portfolios are allocated the entire number of securities sought to be bought or sold on behalf of such portfolio, it is possible that no portfolio will be deemed to have purchased or sold the entire number of securities sought to be purchased or sold on behalf of such portfolio.

C.	The Subadviser shall not execute any Series transactions
for the Series with a broker or dealer that is an "affiliated person" (as defined in the Act) of the Fund, the Subadviser or the Adviser without the prior written approval of the Fund. The Fund shall provide the Subadviser with a list of brokers and dealers that are "affiliated persons" of the Fund or the Adviser.

6.	Proxies.  The Subadviser, or a third party designee acting
under the authority and supervision of the Subadviser, shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the assets of the Series. Unless the Adviser or the Fund gives the Subadviser written instructions to the contrary, the Subadviser will, in compliance with the proxy voting procedures of the Series then in effect, vote or abstain from voting, all proxies solicited by or with respect to the issuers of securities in which assets of the Series may be invested. The Adviser shall cause the Custodian to forward promptly to the Subadviser all proxies upon receipt, so as to afford the Subadviser a reasonable amount of time in which to determine how to vote such proxies. The Subadviser agrees to provide the Adviser in a timely manner with a record of votes cast containing all of the voting information required by Form N-PX in an electronic format to enable the Series to file Form N-PX as required by Rule 30b1-4 under the Act.

7.	Prohibited Conduct.  In providing the services described in
this Agreement, the Subadviser will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Phoenix Investment Partners, Ltd. regarding transactions for the Fund in securities or other assets. In addition, the Subadviser shall not, without the prior written consent of the Fund and the Adviser, delegate any obligation assumed pursuant to this Agreement to any affiliated or unaffiliated third party.

8.	Information and Reports.

A.	The Subadviser shall keep the Fund and the Adviser
informed of developments relating to its duties as Subadviser of which the Subadviser has, or should have, knowledge that would materially affect the Series. In this regard, the Subadviser shall provide the Fund, the Adviser and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Fund and the Adviser may from time to time reasonably request. In addition, prior to each meeting of the Trustees, the Subadviser shall provide the Adviser and the Trustees with reports regarding the Subadviser's management of the Series during the most recently completed quarter, to include written communication that the Series is in compliance with its investment objectives and practices, the Act and applicable rules and regulations under the Act, and the requirements of Subchapter M under the Internal Revenue
Code of 1986, as amended, and otherwise in such form as may be mutually agreed upon by the Subadviser and the Adviser.

B.	Each of the Adviser and the Subadviser shall provide the
other party with a list, to the best of the Adviser's or the Subadviser's respective knowledge, of each affiliated person (and any affiliated person of such an affiliated person) of the Adviser or the Subadviser, as the case may be, and each of the Adviser and Subadviser agrees promptly to update such list whenever the Adviser or the Subadviser becomes aware of any changes that should be added to or deleted from the list of affiliated persons.

C.	The Subadviser shall also provide the Adviser with any
information reasonably requested regarding its management of the Series required for any shareholder report, amended registration statement, or Prospectus supplement to be filed by the Fund with the SEC.

9.	Fees for Services.  The compensation of the Subadviser for
its services under this Agreement shall be calculated and paid by the Adviser in accordance with the attached Schedule
C.  Pursuant to the Investment Advisory Agreement between the
Fund and the Adviser, the Adviser is solely responsible for the payment of fees to the Subadviser.

10.	Limitation of Liability.  The Subadviser shall not be liable for any action taken, omitted or suffered to be taken by it in its best professional judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with specific directions or instructions from the Fund, provided, however, that such acts or omissions shall not have constituted a breach of the investment objectives, policies and restrictions applicable to the Series and that such acts or omissions shall not have resulted from the Subadviser's willful misfeasance, bad faith or gross negligence, or a breach of its duty or of its obligations hereunder (provided, however, that the foregoing shall not be construed to protect the Subadviser from liability under the Act).

11.	Confidentiality.  Subject to the duty of the Subadviser and
the Fund to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Series and the actions of the Subadviser and the Fund in respect thereof.

12.	Assignment.  This Agreement shall terminate automatically in the event of its assignment, as that term is defined in
Section 2(a)(4) of the Act. The Subadviser shall notify the Fund in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Fund to consider whether an assignment as defined in Section 2(a)(4) of the Act will occur, and to take the steps necessary to enter into a new contract with the Subadviser.

13.	Representations, Warranties and Agreements of the Subadviser.
The Subadviser represents, warrants and agrees that:

A.	It is registered as an "Investment Adviser" under the
Investment Advisers Act of 1940, as amended ("Advisers
Act").

B.	It will maintain, keep current and preserve on behalf of
the Fund, in the manner required or permitted by the Act and the Rules thereunder including the records identified in Schedule B (as Schedule B may be amended from time to time). The Subadviser agrees that such records are the property of the Fund, and shall be surrendered to the Fund or to the Adviser as agent of the Fund promptly upon request of either. The Fund acknowledges that Subadviser may retain copies of all records required to meet the record retention requirements imposed by law and regulation.

C.	It shall maintain a written code of ethics (the "Code of
Ethics") complying with the requirements of Rule 204A-1 under the Advisers Act and Rule 17j-l under the Act and shall provide the Fund and the Adviser with a copy of the Code of Ethics and evidence of its adoption. It shall institute procedures reasonably necessary to prevent
Access Persons (as defined in Rules 204A-1 and 17j-1) from violating its Code of Ethics. The Subadviser acknowledges receipt of the written code of ethics adopted by and on behalf of the Fund. Each calendar quarter while this Agreement is in effect, a duly authorized compliance officer of the Subadviser shall certify to the Fund and to the Adviser that the Subadviser has complied with the requirements of Rules
204A-1 and 17j-l during the previous calendar quarter and that there has been no violation of its Code of Ethics, or the code of ethics of the Fund pertaining to the section on Unlawful Actions, or if such a violation has occurred, that appropriate action was taken in response to such violation. Annually, the Subadviser shall furnish a written report which complies with the requirements of Rules 204A-1(b) and 17j-1 concerning the Subadviser's Code of Ethics to the Fund and the Adviser.
The Subadviser shall permit the Fund and the Adviser to examine the reports required to be made by the Subadviser under Rules 204A-1(b) and 17j-l(d)(1) and this subparagraph.

D.	It has adopted and implemented, and throughout the term
of this Agreement shall maintain in effect and implement, policies and procedures reasonably designed to prevent, detect and correct violations by the Subadviser and its supervised persons, and, to the extent the activities of the Subadviser in respect to the Fund could affect the Fund, by the Fund, of "federal securities laws" (as defined in Rule 38a-1 under the Act), and that the Subadviser has provided the Fund with true and complete copies of its policies and procedures (or summaries thereof) and related information requested by the Fund.
The Subadviser agrees to cooperate with periodic reviews by the Fund's compliance personnel of the Subadviser's policies and procedures, their operation and implementation and other compliance matters and to provide to the Fund from time to time such additional information and certifications in respect of the Subadviser's policies and procedures, compliance by the Subadviser with federal securities laws and related matters and the Fund's compliance personnel may reasonably request. The Subadviser agrees to promptly notify the Adviser of any compliance violations which affect the Series.

E.	Reference is hereby made to the Declaration of Trust
dated December 12, 2000 establishing the Fund, a copy of which has been filed with the Secretary of the State of Delaware and elsewhere as required by law, and to any and all amendments thereto so filed with the Secretary of the State of Delaware and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The name "Phoenix Strategic Equity Series Fund" refers to the Trustees under said Declaration of Trust, as Trustees and not personally, and no Trustee, shareholder, officer, agent or employee of the Fund shall be held to any personal liability in connection with the affairs of the Fund; only the trust estate under said Declaration of Trust is liable. Without limiting the generality of the foregoing, neither the Subadviser nor any of its officers, directors, partners, shareholders or employees shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any shareholder, Trustee, officer, agent or employee of the Fund or of any successor of the Fund, whether such liability now exists or is hereafter incurred for claims against the trust estate.

14.	Amendment.  This Agreement may be amended at any time, but
only by written agreement among the Subadviser, the Adviser and the Fund, which amendment, other than amendments to Schedules A, B, D, and E, is subject to the approval of the Trustees and the shareholders of the Fund as and to the extent required by the Act.

15.	Effective Date; Term.  This Agreement shall become effective on the date set forth on the first page of this Agreement, and shall continue in effect until November 30, 2006. The
Agreement shall continue from year to year thereafter only so long as its continuance has been specifically approved at least annually by the Trustees in accordance with Section
15(a) of the Act, and by the majority vote of the disinterested Trustees in accordance with the requirements of
Section 15(c) thereof.

16.	Termination.  This Agreement may be terminated by any party, without penalty, immediately upon written notice to the other parties in the event of a breach of any provision thereof by a party so notified, or otherwise upon thirty (30) days' written notice to the other parties, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the other parties.

17.	Applicable Law.  To the extent that state law is not
preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.

18.	Severability.  If any term or condition of this Agreement
shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

19.	Notices.  Any notice or other communication required to be
given pursuant to this Agreement shall be deemed duly given if delivered personally or by overnight delivery service or mailed by certified or registered mail, return receipt requested and postage prepaid, or sent by facsimile addressed to the parties at their respective addresses set forth below, or at such other address as shall be designated by any party in a written notice to the other party.

(a)	To Phoenix at:

	Phoenix Investment Counsel, Inc.
	56 Prospect Street
	Hartford, CT 06115
	Attn:  John H. Beers, Vice President and Clerk
	Telephone:  (860) 403-5050
	Facsimile:  (860) 403-7251
	Email:  john.beers@phoenixwm.com

(b)	To CastleArk at:

	CastleArk Management LLC
	One North Wacker Drive, Suite 3950
	Chicago, IL 60606
	Attn:  Timothy Clark
	Telephone:  (312) 456-9682
	Facsimile:  (312) 456-9690
	Email:  tclark@castleark.com

20.	Certifications. The Subadviser hereby warrants and represents that it will provide the requisite certifications requested by the chief executive officer and chief financial officer of the Fund necessary for those named officers to fulfill their reporting and certification obligations on Form N-CSR as required under the Sarbanes-Oxley Act of 2002. Subadviser shall provide a quarterly certification in a form substantially similar to that attached as Schedule E.

21.	Indemnification.  The Adviser agrees to indemnify and hold
harmless the Subadviser and the Subadviser's directors, officers, employees and agents from and against any and all losses, liabilities, claims, damages, and expenses whatsoever, including reasonable attorneys' fees
(collectively, "Losses"), arising out of or relating to (i) any breach by the Adviser of any provision of this Agreement;
(ii) the negligence, willful misconduct, bad faith, or breach of fiduciary duty of the Adviser; (iii) any violation by the Adviser of any law or regulation relating to its activities under this Agreement; and (iv) any dispute between the Adviser and any Fund shareholder, except to the extent that such Losses result from the gross negligence, willful misconduct, bad faith, or breach of fiduciary duty of the Subadviser.

22.	Receipt of Disclosure Document.  The Fund acknowledges
receipt, at least 48 hours prior to entering into this Agreement, of a copy of Part II of the Subadviser's Form ADV containing certain information concerning the Subadviser and the nature of its business.

PHOENIX STRATEGIC EQUITY SERIES FUND

By:
        Name:  George R. Aylward
        Title:    Executive Vice President

PHOENIX INVESTMENT COUNSEL, INC.

By:
     Name:  John H. Beers
     Title:    Vice President and Clerk


ACCEPTED:

CASTLEARK MANAGEMENT LLC

By:
      Name: Jerome A. Castellini
      Title:   President

SCHEDULES:
A.	Operational Procedures
B.	Record Keeping Requirements
C.	Fee Schedule
D.	Subadviser Functions
E.	Form of Sub-Certification



SCHEDULE A
OPERATIONAL PROCEDURES

In order to minimize operational problems, it will be necessary for a flow of information to be supplied to State Street Bank and Trust Company (the "Custodian") and PFPC, Inc., (the "Sub-
Accounting Agent") for the Fund.

The Subadviser must furnish the Custodian and the Sub-Accounting Agent, with daily information as to executed trades, or, if no trades are executed, with a report to that effect, no later than 5 p.m. (Eastern Standard time) on the day of the trade. (Subadviser will be responsible for reimbursement to the Fund for any loss caused by failure to comply.) The necessary information can be sent via facsimile machine to the Custodian and the Sub-Accounting Agent. Information provided to the Custodian and the Sub-Accounting Agent shall include the following:

1.	Purchase or sale;
2.	Security name;
3.	CUSIP number, ISIN or Sedols (as applicable);
4.	Number of shares and sales price per share;
5.	Executing broker;
6.	Settlement agent;
7.	Trade date;
8.	Settlement date;
9.	Aggregate commission or if a net trade;
10.	Interest purchased or sold from interest bearing security;
11.	Other fees;
12.	Net proceeds of the transaction;
13.	Exchange where trade was executed;
14.	Identified tax lot (if applicable); and
15.	Trade commission reason:  best execution, soft dollar
or research.

When opening accounts with brokers for, and in the name of, the Fund, the account must be a cash account. No margin accounts are to be maintained in the name of the Fund. Delivery instructions are as specified by the Custodian. The Custodian will supply the Subadviser daily with a cash availability report via access to the Custodian website, or by email or by facsimile and the Sub-Accounting Agent will provide a five day cash projection. This will normally be done by email so that the Subadviser will know the amount available for investment purposes.



SCHEDULE B
RECORDS TO BE MAINTAINED BY THE SUBADVISER

1.	(Rule 31a-1(b)(5))  A record of each brokerage order, and
all other series purchases and sales, given by the Subadviser on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

A.	The name of the broker;
B.	The terms and conditions of the order and of any
modifications or cancellations thereof;
C.	The time of entry or cancellation;
D.	The price at which executed;
E.	The time of receipt of a report of execution; and
F.	The name of the person who placed the order on behalf
of the Fund.

2.	(Rule 31a-1(b)(9))  A record for each fiscal quarter,
completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of series securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

A.	Shall include the consideration given to:
(i)	The sale of shares of the Fund by brokers or
dealers.
(ii)	The supplying of services or benefits by brokers
or dealers to:
(a)	The Fund,
(b)	The Adviser,
(c)	The Subadviser, and
(d)	Any person other than the foregoing.
(iii)	Any other consideration other than the
technical qualifications of the brokers and
dealers as such.
B.	Shall show the nature of the services or benefits made
available.
C.	Shall describe in detail the application of any
general or specific formula or other determinant used
in arriving at such allocation of purchase and sale
orders and such division of brokerage commissions or
other compensation.
D.	The name of the person responsible for making the
determination of such allocation and such division of brokerage commissions or other compensation.

3.	(Rule 31a-1(b)(10))  A record in the form of an appropriate
memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of series securities. Where a committee or group makes an authorization, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of series securities and such other information as is appropriate to support the authorization.*

4.	(Rule 31a-1(f))  Such accounts, books and other documents
as are required to be maintained by registered investment
Advisers by rule adopted under Section 204 of the Advisers
Act, to the extent such records are necessary or appropriate to record the Subadviser's transactions for the Fund.

5.	Records as necessary under Board approved Phoenix Funds'
valuation policies and procedures.

- - - - - - -
* Such information might include: current financial information, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendations, i.e., buy, sell, hold) or any internal reports or subadviser review




SCHEDULE C
SUBADVISORY FEE

(a) For services provided to the Fund, the Adviser will pay to the Subadviser, on or before the 10th day of each month, a fee, payable in arrears, at the annual rate stated below. The fees shall be prorated for any month during which this Agreement is in effect for only a portion of the month. In computing the fee to be paid to the Subadviser, the net asset value of the Fund and each Series shall be valued as set forth in the then current registration statement of the Fund.

(b) The fee to be paid to the Subadviser as calculated based on the average daily net assets of the Phoenix Fundamental
Growth Fund as follows:

AVERAGE DAILY NET ASSETS        ANNUAL RATE PERCENTAGE

First $50 Million                     0.45%
Over $50 Million                      0.40%



SCHEDULE D
SUBADVISER FUNCTIONS

With respect to managing the investment and reinvestment of the Series' assets, the Subadviser shall provide, at its own expense:

(a)	An investment program for the Series consistent with
its investment objectives based upon the development, review and adjustment of buy/sell strategies approved from time to time by the Board of Trustees and the Adviser;

(b)	Implementation of the investment program for the
Series based upon the foregoing criteria;

(c)	Periodic reports, on at least a quarterly basis, in
form and substance acceptable to the Adviser, with respect to: i) compliance with the Code of Ethics and the Fund's code of ethics; ii) compliance with procedures adopted from time to time by the Trustees of the Fund relative to securities eligible for resale under Rule 144A under the Securities Act of 1933, as amended; iii) diversification of Series assets in accordance with the then prevailing Prospectus and Statement of Additional Information pertaining to the Series and governing laws; iv) compliance with governing restrictions relating to the fair valuation of securities for which market quotations are not readily available or considered "illiquid" for the purposes of complying with the Series' limitation on acquisition of illiquid securities; v) any and all other reports reasonably requested in accordance with or described in this Agreement; and, vi) the implementation of the Series' investment program, including, without limitation, analysis of Series performance;

(d)	Promptly after filing with the SEC an amendment to its
Form ADV, a copy of such amendment to the Adviser and the Trustees;

(e)	Attendance by appropriate representatives of the
Subadviser at meetings requested by the Adviser or Trustees at such time(s) and location(s) as reasonably requested by the Adviser or Trustees; and

(f)	Notice to the Trustees and the Adviser of the
occurrence of any event which would disqualify the Subadviser from serving as an investment Adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(g)	Provide reasonable assistance in the valuation of
securities including the participation of appropriate representatives at fair valuation committee meetings.



SCHEDULE E
FORM OF SUB-CERTIFICATION

To:
Re:	Form N-CSR Certification for the [Name of Series].
From:	[Name of Subadviser]
Representations in support of Investment Company Act Rule
30b1-5 certifications of Form N-CSR.
	[Name of Series].
In connection with your certification responsibility under
Rule 30b1-5 and Sections 302 and 906 of the Sarbanes-Oxley
Act of 2002, I have reviewed the following information
presented for the period ended [Date of Reporting Period]
(the "Reports") which forms part of the N-CSR for the Funds. Schedule of Investments (the "Reports")
Our organization has designed, implemented and maintained
internal controls and procedures, designed for the purpose of ensuring the accuracy and completeness of relevant portfolio trade data transmitted to those responsible for the preparation of the Schedule of Investments. As of the date of this certification there have been no material modifications to these internal controls and procedures.
In addition, our organization has:
a.	Designed such internal controls and procedures to ensure
that material information is made known to the appropriate
groups responsible for servicing the above-mentioned mutual funds.
b.	Evaluated the effectiveness of our internal controls and
procedures, as of a date within 90 days prior to the date
of this certification and we have concluded that such
controls and procedures are effective.
c.	In addition, to the best of my knowledge there has been no
fraud, whether, or not material, that involves our
organization's management or other employees who have a significant role in our organization's control and procedures as they relate to our duties as sub-adviser to
the Funds.
I have read the draft of the Reports which I understand to be current as of [Date of Reporting Period] and based on my knowledge, such drafts of the Reports do not, with respect to the Funds, contain any untrue statement of a material fact or omit to state a material fact necessary to make the information contained therein, in light of the circumstances under which such information is presented, not misleading with respect to the period covered by such draft Reports.
I have disclosed, based on my most recent evaluation, to the Fund's Chief Accounting Officer:
a.	All significant changes, deficiencies and material
weakness, if any, in the design or operation of the
Subadviser's internal controls and procedures which could adversely affect the Adviser's ability to record, process, summarize and report financial data in a timely fashion;
b.	Any fraud, whether or not material, that involves the
Subadviser's management or other employees who have
significant role in the Subadviser's internal controls and procedures for financial reporting.
I certify that to the best of my knowledge:
a.	The Subadviser's portfolio manager have complied with the
restrictions and reporting requirements of the Code of
Ethics (the "Code"). The term Portfolio Manager is as
defined in the Code.
b.	The Subadviser has complied with the Prospectus and
Statement of Additional Information of the Funds and the
Policies and Procedures of the Funds as adopted by the
Fund's Board of Trustees.
c.	I have no knowledge of any compliance violations except as
disclosed in writing to the Phoenix Compliance Department
by me or by the Subadviser's compliance administrator.
d.	The Subadviser has complied with the rules and regulations
of the 33 Act and 40 Act, and such other regulations as may apply to the extent those rules and regulations pertain to the responsibilities of the Subadviser with respect to the Fund as outlined above.
This certification relates solely to the Funds named above and may not be relied upon by any other fund or entity.
The Subadviser does not maintain the official books and records of the above Funds. The sub-Subadviser's records are based on its own portfolio management system, a record-keeping system that is not intended to service as the Funds' official accounting system. The Subadviser is not responsible for the preparation of the Reports.


_______________________________          __________________________
[Name of Authorized Signature]			Date